EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of T. Rowe Price Group, Inc., a Maryland corporation, constitute and appoint James A.C. Kennedy, Kenneth V. Moreland, and Jessica M. Hiebler, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., its Registration Statement on Form S-8 relating to the proposed issuance of debt obligations under the T. Rowe Price Group, Inc. Supplemental Savings Plan (the “Registration Statement”), and any amendment (including post-effective amendments) or supplement to such Registration Statement, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature		Title	Date

/s/	James A.C. Kennedy	Chief Executive Officer, President and Director
	James A.C. Kennedy	(Principal Executive Officer)	October 22, 2014

/s/	Kenneth V. Moreland	Vice President, Chief Financial Officer and Treasurer
	Kenneth V. Moreland	(Principal Financial Officer)	October 22, 2014

/s/	Jessica M. Hiebler	Vice President
	Jessica M. Hiebler	(Principal Accounting Officer)	October 13, 2014

/s/	Mark S. Bartlett
	Mark S. Bartlett	Director	October 22, 2014

/s/	Edward C. Bernard
	Edward C. Bernard	Director	October 22, 2014

/s/	Mary K. Bush
	Mary K. Bush	Director	October 22, 2014

/s/	Donald B. Hebb, Jr.
	Donald B. Hebb, Jr.	Director	October 22, 2014

/s/	Freeman A. Hrabowski, III
	Freeman A. Hrabowski, III	Director	October 22, 2014

/s/	Robert F. MacLellan
	Robert F. MacLellan	Director	October 22, 2014

/s/	Brian C. Rogers
	Brian C. Rogers	Director	October 22, 2014

/s/	Olympia J. Snowe
	Olympia J. Snowe	Director	October 22, 2014

/s/	Dr. Alfred Sommer
	Dr. Alfred Sommer	Director	October 22, 2014

/s/	Dwight S. Taylor
	Dwight S. Taylor	Director	October 22, 2014

/s/	Anne Marie Whittemore
	Anne Marie Whittemore	Director	October 22, 2014